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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Amendment No. 4 to Registration No. 333-50771 of Delicious Brands, Inc. (formerly The Delicious Frookie Company, Inc.) of our report dated July 18, 1996, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts".



                                         /s/ Cooper, Selvin & Strassberg, LLP
                                         ------------------------------------
                                             Cooper, Selvin & Strassberg, LLP

Great Neck, New York
October 21, 1998